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                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)

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

                                                 Six Months Ended
                                                     June 30
                                                ------------------
                                                 1995        1994
                                                ------      ------
Primary
  Average Shares Outstanding                      73.8        74.0
  Treasury Method (Average Market Price)
    Stock Options                                  0.7         1.2
    Restricted Stock (RSVP)                        0.3         0.3
                                                ------      ------

  Primary Average Shares Outstanding              74.8        75.5
                                                ======      ======

  Net Earnings                                  $127.3      $150.7
  RSVP Amortization, net of tax                      -         0.1
                                                ------      ------

  Primary Net Earnings                          $127.3      $150.8
                                                ======      ======

  Earnings Per Share                            $ 1.70      $ 2.00
                                                ======      ======

Fully Diluted
  Average Shares Outstanding                      73.8        74.0
  Treasury Method (Average Market Price
  or End of Period, whichever is greater):
    Stock Options                                  0.9         1.4
    Restricted Stock (RSVP)                        0.3         0.3
  Assumed Conversion of Debt                       2.2         2.2
                                                ------      ------

Fully Diluted Average Shares Outstanding          77.2        77.9
                                                ======      ======


Net Earnings                                    $127.3      $150.7
Interest Expense, net of tax                       2.1         2.3
RSVP Amortization, net of tax                        -         0.1
                                                ------      ------

Fully Diluted Net Earnings                      $129.4      $153.1
                                                ======      ======

Earnings Per Share                              $ 1.68      $ 1.97
                                                ======      ======

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